UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
FEBRUARY 24, 2016
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

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AMAZON.COM, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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DELAWARE	000-22513	91-1646860
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
410 TERRY AVENUE NORTH, SEATTLE, WASHINGTON 98109-5210
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 266-1000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On February 24, 2016, the Board of Directors of Amazon.com, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement proxy access.
At the Company’s 2015 annual meeting of shareholders, shareholders rejected a non-binding shareholder proposal requesting that the Board provide for proxy access. Although the proposal did not receive majority support, after the Company’s 2015 annual meeting of shareholders, the Company engaged in discussions regarding proxy access with a number of its largest shareholders. This allowed the Company to gain valuable feedback from its shareholders regarding proxy access.
Section 2.16 of the Bylaws has been added and permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials directors constituting up to 20% of the Board of Directors, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.
The Bylaw amendments also include changes to the deadline for notice of matters to be considered at shareholder meetings, and make other ministerial, clarifying, and conforming changes. The amendments to the Bylaws are effective immediately, except that the amendment in Section 2.5.1 setting forth the period for advance notice of business or nominations to be presented at an annual meeting of shareholders is effective as of April 12, 2016, so that the notice period with respect to the Company’s 2016 annual meeting of shareholders remains as set forth in the Company’s 2015 proxy statement.
This description of the amendments to the Bylaws is not complete and is qualified in its entirety by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Form 8-K.
ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ David A. Zapolsky
David A. Zapolsky
Senior Vice President

Dated: February 25, 2016

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of the Company.

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